                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[   ]     Preliminary Proxy Statement
[ X ]     Definitive Proxy Statement
[   ]     Definitive Additional Materials
[   ]     Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                       CHAMBERS DEVELOPMENT COMPANY, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                       CHAMBERS DEVELOPMENT COMPANY, INC.
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[ X ]     $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
          14a-6(i)(2).
[   ]     $500 per each party to the controversy pursuant to Exchange Act Rule
          14a-6(i)(3).
[   ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
          0-11.

        1)   Title of each class of securities to which transaction applies:

             -------------------------------------------------------------------

        2)   Aggregate number of securities to which transaction applies:

             -------------------------------------------------------------------

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

             -------------------------------------------------------------------

        4)   Proposed maximum aggregate value of transaction:

             -------------------------------------------------------------------

        * Set forth the amount of which the filing fee is calculated and state how it was determined.

[  ]     Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and date of its filing.

        1)   Amount Previously Paid:

             -------------------------------------------------------------------

        2)   Form, Schedule or Registration Statement No.:

             -------------------------------------------------------------------

        3)   Filing Party:

             -------------------------------------------------------------------

        4)   Date Filed:

             -------------------------------------------------------------------


Notes:

                       CHAMBERS DEVELOPMENT COMPANY, INC.

                               ------------------

                 NOTICE OF 1994 ANNUAL MEETING OF STOCKHOLDERS

                               ------------------

     The 1994 Annual Meeting of Stockholders of Chambers Development Company, Inc., will be held at the Embassy Suites Hotel, 200 Stoneridge Drive, Columbia, South Carolina, on May 4, 1994, at 9:00 A.M., local time, for the following purposes:

          (1) To elect two directors for a term of three years each; and

          (2) To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed March 18, 1994, at the close of business, as the record date for the purpose of determining the stockholders who are entitled to receive notice of and to vote at the Annual Meeting. A list of the stockholders entitled to vote at the meeting will be available for inspection at least ten days before the meeting during usual business hours at the offices of the Company located at 10700 Frankstown Road, Pittsburgh, Pennsylvania 15235, and at the offices of its subsidiary, Chambers of South Carolina, Inc., located at 6417 Fairfield Road, Columbia, South Carolina 29203, and will also be available for inspection at the meeting.

     STOCKHOLDERS ARE REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ATTACHED ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THOSE STOCKHOLDERS WHO OWN SHARES OF BOTH COMMON STOCK AND CLASS A COMMON STOCK SHOULD SIGN, DATE AND RETURN BOTH PROXIES, REPRESENTING THEIR HOLDINGS OF EACH CLASS OF STOCK.

                                                     John G. Rangos, Jr.
                                                       Vice Chairman--
                                                Administration and Technology,
                                                        and Secretary

Pittsburgh, Pennsylvania
March 28, 1994

                       CHAMBERS DEVELOPMENT COMPANY, INC.

                             10700 FRANKSTOWN ROAD
                         PITTSBURGH, PENNSYLVANIA 15235

                               ------------------

                                PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Chambers Development Company, Inc. (hereinafter called the "Company") for use at the Annual Meeting of Stockholders of the Company to be held on May 4, 1994, at 9:00 A.M., local time, at the Embassy Suites Hotel, 200 Stoneridge Drive, Columbia, South Carolina, and at any and all adjournments thereof, for the purposes set forth in the accompanying Notice of 1994 Annual Meeting of Stockholders. It is expected that this Proxy Statement and enclosed form of proxy will be mailed to each stockholder entitled to vote commencing on March 29, 1994.

     Stockholders who execute proxies retain the right to revoke them at any time before they are voted, upon written notice to the Secretary of the Company.

                               VOTING SECURITIES

     At the close of business on March 18, 1994, the date fixed by the Board of Directors as the record date for the determination of stockholders of the Company who are entitled to receive notice of and to vote at the Annual Meeting of Stockholders, the Company had outstanding 16,015,950 shares of its Common Stock of the par value of $.50 per share and 50,773,177 shares of its Class A Common Stock of the par value of $.50 per share entitled to vote at the 1994 Annual Meeting of Stockholders. The holders of such Common Stock and Class A Common Stock are entitled to ten votes and one vote, respectively, for each share held on the record date. In accordance with the Company's Certificate of Incorporation, the holders of shares of Common Stock and of Class A Common Stock vote together as a single class, except that, at every meeting of stockholders called for the election of directors, the holders of shares of Class A Common Stock are entitled to elect one-quarter of the number of directors to be elected at such meeting or, if one-quarter of such number of directors is not a whole number, the holders of shares of Class A Common Stock are entitled to elect the next higher whole number of directors to be elected at such meeting. The remaining directors are elected by the holders of shares of Class A Common Stock and of Common Stock, voting together as a single class. The Certificate of Incorporation and By-Laws of the Company do not permit cumulative voting in the election of directors, which means that the holders of more than fifty percent of the shares of Class A Common Stock voted at the meeting, and the holders of shares of Class A Common Stock and of Common Stock representing more than fifty percent of the aggregate voting power of all shares of Class A Common Stock and of Common Stock voted at the meeting, respectively, can each elect all of the directors to be elected by each such group, and the holders of shares representing the remainder of the voting power cannot elect any of the directors to be elected by either such group.

     At the 1994 Annual Meeting of Stockholders, the holders of shares of Class A Common Stock are entitled to elect one director, to serve for a three year term, and the holders of shares of Common Stock and of Class A Common Stock, voting together as a single class, are entitled to elect one director, to serve for a three year term.

     Based upon the latest available information received by the Company as of February 15, 1994, the persons listed in the following table are believed by the Company to own beneficially the shares of the Company's Common Stock and Class A Common Stock shown in such table. Except as indicated in the table, the Company believes that all such persons hold sole voting and dispositive power of the shares beneficially owned by them. Insofar as is known to the Company, no other persons beneficially own more than 5% of any class of voting securities of the Company.

         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

     The number of shares of the Company's Class A Common Stock and Common Stock beneficially owned by each director, each Named Executive and each owner of 5% or more of a class of stock and by all directors and executive officers of the Company as a group, at December 31, 1993, and the percentage of the Company's outstanding Class A Common Stock and Common Stock so owned, are as follows:

                                              TITLE OF CLASS AND AMOUNT
                                               OF BENEFICIAL OWNERSHIP           PERCENTAGE OF CLASS
                                             ---------------------------       -----------------------
             NAME AND ADDRESS                  CLASS A          COMMON           CLASS A        COMMON
          OF BENEFICIAL OWNER(1)             COMMON STOCK       STOCK          COMMON STOCK     STOCK
- ------------------------------------------   ------------     ----------       ------------     ------
John G. Rangos, Sr.                            8,963,120       9,598,120           17.7%         59.8%
John G. Rangos, Jr.(2)(3)                      2,231,690       2,646,040            4.4%         16.5%
Alexander W. Rangos(2)(3)                      2,142,090       2,666,040            4.2%         16.6%
Joseph G. Stotlemyer(4)                           35,000          14,050           (14)          (14)
Michael J. Peretto(5)                              4,000           2,600           (14)          (14)
John M. Arthur(6)                                  9,146           1,000           (14)          (14)
William E. Moffett(7)                             10,000              --           (14)            --
Lawrence J. Yatch(8)                               3,000              --           (14)            --
William Rodgers, Jr.(9)                            9,000           3,000           (14)          (14)
All Directors and Executive Officers as a
  Group
  (16 persons)(10)(11)                        12,063,555      13,478,850           23.8%         84.0%
John Rangos Development
  Corporation, Inc.(2)                         1,452,000       1,452,000            2.9%          9.1%
Lindner Fund, Inc.(12)                         3,909,100              --            7.7%           --
Federated Investors(13)                        3,175,000              --            6.3%           --

- ---------

 (1) The address of all beneficial owners is the Company's address of 10700 Frankstown Road, Pittsburgh, Pennsylvania 15235, with the exception of Lindner Fund, Inc., whose address is 7711 Carondelet Avenue, Box 16900, St. Louis, Missouri 63105, and Federated Investors, whose address is Federated Investors Tower, Pittsburgh, Pennsylvania 15222.

 (2) The number of shares and percentages shown include the registered holdings of such person and, in addition, 1,452,000 shares of each class beneficially owned as a result of ownership of stock of John Rangos Development Corporation, Inc., the sole stockholders of which are John G. Rangos, Jr. and Alexander W. Rangos, individually and as trustees for Jenica A. Rangos. As a result, the same 1,452,000 shares of each class are included above for each of John Rangos Development Corporation, Inc., John
     G. Rangos, Jr. and Alexander W. Rangos. John G. Rangos, Jr. and Alexander
     W. Rangos are the sons, and Jenica A. Rangos is the daughter, of John G. Rangos, Sr.

 (3) Includes 100,750 shares of Class A Common Stock which may be acquired by each of John G. Rangos, Jr. and Alexander W. Rangos pursuant to stock options exercisable currently or within 60 days of this proxy statement.

 (4) Includes 35,000 shares of Class A Common Stock which may be acquired by Joseph G. Stotlemyer pursuant to stock options exercisable currently or within 60 days of this proxy statement.

 (5) Includes 4,000 shares of Class A Common Stock which may be acquired by Michael J. Peretto pursuant to stock options exercisable currently or within 60 days of this proxy statement.

 (6) Includes 6,000 shares of Class A Common Stock which may be acquired by John
     M. Arthur pursuant to stock options exercisable currently or within 60 days of this proxy statement.

 (7) Includes 10,000 shares of Class A Common Stock which may be acquired by William E. Moffett pursuant to stock options exercisable currently or within 60 days of this proxy statement.

 (8) Includes 3,000 shares of Class A Common Stock which may be acquired by Lawrence J. Yatch pursuant to stock options exercisable currently or within 60 days of this proxy statement.

 (9) Includes 4,000 shares of Class A Common Stock which may be acquired by William Rodgers, Jr. pursuant to stock options exercisable currently or within 60 days of this proxy statement.

(10) Includes 1,452,000 shares of each class owned by John Rangos Development Corporation, Inc.

(11) Includes 356,275 shares of Class A Common Stock which may be acquired pursuant to stock options exercisable currently or within 60 days of this proxy statement.

(12) Based upon a report on Schedule 13G received by the Company on February 4, 1994. Lindner Fund, Inc. is an investment company.

(13) Based upon a report on Schedule 13G received by the Company on February 14, 1994. Federated Investors is an investment company. The number of shares indicated represent shares beneficially owned by mutual funds advised by subsidiaries of Federated Investors which have the power to direct investments and vote the securities. For purposes of the reporting requirements of Regulation D of the Securities Exchange Act of 1934, Federated Investors, its principal shareholders and its investment adviser subsidiaries may be deemed to be beneficial owners of such securities; however, in accordance with Rule 13d-4 under the Securities Exchange Act of 1934, Federated Investors, its principal shareholders and its investment adviser subsidiaries have declared that the filing of the Schedule 13G disclosing beneficial ownership of the securities should not be construed as an admission that they are the beneficial owners of such securities, and Federated Investors, its principal shareholders and its investment adviser subsidiaries have expressly disclaimed that they are in fact the beneficial owner of such securities.

(14) Less than 1.0%.

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission and the American Stock Exchange initial reports of ownership and reports of changes in ownership of the Common Stock and Class A Common Stock. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 1993, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with.

                             ELECTION OF DIRECTORS

     The Board of Directors, consisting of eight directors, is divided into three classes. Two directors are to be elected at the 1994 Annual Meeting of Stockholders, both for a three year term. The affirmative vote of the holders of a majority of the voting power of the shares of Common Stock and Class A Common Stock voted at the 1994 Annual Meeting of Stockholders, voting together as a single class, shall be required to elect John G. Rangos, Jr. for a three year term to the Board of Directors. The affirmative vote of the holders of a majority of the shares of Class A Common Stock voted at the 1994 Annual Meeting of Stockholders shall be required to elect William E. Moffett for a three year term to the Board of Directors. All properly executed proxies received in response to this solicitation will be voted. Unless otherwise specified on the proxy, it is the intention of the persons named in such proxies to vote FOR the nominees listed below. If events not now known or anticipated make any of the nominees unable to serve, the proxies will be voted in the discretion of the holders thereof for nominees not named herein in lieu of those unable to serve.

     The following table sets forth information concerning the nominees. John G. Rangos, Jr. and William E. Moffett are currently directors, and each was elected to serve for a term of three years by the Company's stockholders at the 1991 Annual Meeting of Stockholders.

                                          YEAR FIRST
   NAME, PRINCIPAL OCCUPATION, AGE          ELECTED               CERTAIN OTHER INFORMATION
John G. Rangos, Jr. (36)                     1985         Mr. Rangos has served in his present
  Vice Chairman--Administration and                       position since January 1994. Prior
  Technology, and Secretary,                              thereto, he served as Assistant Manager
  Chambers Development Company, Inc.                      and Manager of Landfill Operations, as
                                                          Executive Vice President--Operations from
                                                          1985 to 1990 and as Executive Vice
                                                          President--Administration and Technology
                                                          from 1990 to 1994. Mr. Rangos is a son of
                                                          John G. Rangos, Sr., Chairman and Chief
                                                          Executive Officer of the Company, and the
                                                          brother of Alexander W. Rangos, President
                                                          and Chief Operating Officer of the
                                                          Company.
William E. Moffett (63)                      1987         Mr. Moffett has served on the Company's
  Retired Chairman of the Board                           Board of Directors since January 1987. In
  and Chief Executive Officer,                            May 1985, he retired as President of the
  Chatham Enterprises, Inc.                               Gulf Oil Foundation and as Vice
  (real estate development)                               President--Public Affairs of Gulf Oil
  and Hazmed, Inc.                                        Corporation, having joined Gulf Oil
  (environmental services)                                Corporation in 1969 and served in a number
                                                          of managerial assignments for that company
                                                          and its subsidiaries. Mr. Moffett
                                                          currently provides consulting services to
                                                          the Company in its public affairs and
                                                          marketing of special waste services.

        DIRECTORS WHOSE TERMS OF OFFICE WILL CONTINUE AFTER THE MEETING

     The following table sets forth certain information about the directors of the Company whose terms of office will continue after the 1994 Annual Meeting of Stockholders. Messrs. John G. Rangos, Sr., Michael J. Peretto and Peter J. Gibbons are scheduled to serve as directors until their terms expire in 1995. Messrs. Alexander W. Rangos, John M. Arthur and Joseph G. Stotlemyer are scheduled to serve as directors until their terms expire in 1996.

                                          YEAR FIRST
   NAME, PRINCIPAL OCCUPATION, AGE          ELECTED               CERTAIN OTHER INFORMATION
John G. Rangos, Sr. (64)                     1973         Mr. Rangos has served in his present
  Chairman and Chief Executive                            position since January 1994. Prior
  Officer, Chambers Development                           thereto, he served as President and Chief
  Company, Inc.                                           Executive Officer of the Company from 1973
                                                          to January 1994. Mr. Rangos is the father
                                                          of John G. Rangos, Jr., Vice
                                                          Chairman--Administration and Technology,
                                                          and Secretary of the Company, and
                                                          Alexander W. Rangos, President and Chief
                                                          Operating Officer of the Company.
Michael J. Peretto (54)                      1975         Mr. Peretto served as Vice
  Retired Vice President--Special                         President--Special Projects of the Company
  Projects,                                               until his retirement in 1989. He had been
  Chambers Development Company, Inc.                      employed by the Company since its
                                                          founding. Mr. Peretto currently provides
                                                          consulting services to the Company in its
                                                          corporate development activities.
Peter J. Gibbons (58)                        1993         Mr. Gibbons has served on the Company's
  Retired Senior Partner,                                 Board of Directors since August 1993.
  Price Waterhouse (accounting firm)                      Prior thereto, he was affiliated with the
                                                          accounting firm of Price Waterhouse from
                                                          1961 until his retirement in 1993.
Alexander W. Rangos (33)                     1985         Mr. Rangos has served in his present
  President and Chief Operating                           position since January 1994. Prior
  Officer,                                                thereto, he served with the Company as a
  Chambers Development Company, Inc.                      field manager from 1981 to 1984, as
                                                          Manager of the Southern Region from 1984
                                                          to 1985, as Executive Vice
                                                          President--Corporate Development from 1985
                                                          to 1990 and as Executive Vice President--
                                                          Operations and Corporate Development from
                                                          1990 to 1994. Mr. Rangos is a son of John
                                                          G. Rangos, Sr., Chairman and Chief
                                                          Executive Officer of the Company, and the
                                                          brother of John G. Rangos, Jr., Vice
                                                          Chairman--Administration and Technology,
                                                          and Secretary of the Company.

                                          YEAR FIRST
   NAME, PRINCIPAL OCCUPATION, AGE          ELECTED               CERTAIN OTHER INFORMATION
John M. Arthur (71)                          1989         Mr. Arthur has served on the Company's
  Retired Chairman,                                       Board of Directors since February 1989. He
  Duquesne Light Company                                  served as Chairman of the Board of
  (electric utility)                                      Duquesne Light Company from 1968 until his
                                                          retirement in September 1987. Mr. Arthur
                                                          currently serves on the Boards of
                                                          Directors of DQE, Inc. (utility holding
                                                          company), Duquesne Light Company (electric
                                                          utility) and Mine Safety Appliances
                                                          Company (equipment manufacturing), and on
                                                          the Advisory Boards of Mellon Bank, N.A.
                                                          (financial institution) and Mellon Bank
                                                          Corporation (financial institution). Mr.
                                                          Arthur currently provides consulting
                                                          services to the Company.
Joseph G. Stotlemyer (52)                    1990         Mr. Stotlemyer has served in his present
  Vice President--Support Services,                       position since May 1990. Prior thereto, he
  Chambers Development Company, Inc.                      served the Company as Director of
                                                          Corporate Security. From 1966 until
                                                          joining the Company in January 1987, Mr.
                                                          Stotlemyer was employed by the City of
                                                          Pittsburgh, Department of Public Safety.

         INFORMATION REGARDING OTHER EXECUTIVE OFFICERS OF THE COMPANY

     William Rodgers, Jr. (age 44) joined the Company in September 1991 and served as Vice President of Corporate Development until January 1994. Since January 1994 he has served as Senior Vice President. In addition, since April 1992, Mr. Rodgers has served as Chief Financial Officer. From 1986 until joining the Company, Mr. Rodgers was employed by National Intergroup, Inc. as Vice President, General Counsel and Secretary.

     Jack D. Weertman (age 43) joined the Company in May 1991 and served as controller, Southern Region, until August 1991. From September 1991 to January 1994, he served as Regional Vice President of Operations, Southern Region. Since January 1994 he has served as Senior Vice President of Operations. From July 1979 until joining the Company, Mr. Weertman was employed by WMX Technologies, Inc. as a Regional Vice President.

     Peter V. Morse (age 47) joined the Company in May 1988 and served as Corporate Development Project Analyst until January 1989. From February 1989 to June 1989, he served as Director--Administration and Planning. From July 1989 to December 1990, he served as Assistant Vice President--Corporate Development and Planning. From January 1991 to September 1991, he served as Assistant Vice President--Operations and Corporate Development. From September 1991 to January 1994, he served as Vice President of Operations. Since January 1994 he has served as Senior Vice President of Marketing and Development.

     Edward N. Durand (age 40) joined the Company in September 1986 and has served as Vice President and General Counsel since that time.

     David J. Feals (age 36) joined the Company in November 1992 and has served as Vice President and Corporate Controller since that time. Since June 1993, he has also served as Chief Accounting Officer. From August 1989 until joining the Company, Mr. Feals was employed by Beazer USA, Inc. as Vice President and Controller. From June 1979 to July 1989 he was employed by KPMG Peat Marwick, most recently as a senior audit manager.

     Ronald H. Jones (age 43) joined the Company in July 1989 and served as Assistant Vice President of Finance until November 1990. From December 1990 until June 1992, he served as Director of Corporate Development. From July 1992 to January 1994, he served as Treasurer and Assistant Secretary. Since January 1994 he has served as Vice President and Treasurer. From March 1980 until joining the Company, Mr. Jones was employed by Irving Business Center as a Vice President.

     Allan D. Pass (age 44) joined the Company in September 1991 and has served as Vice President of Human Resources since that time. From 1986 until joining the Company, Dr. Pass was employed by National Behavioral Science Consultants, as Director.

     Lawrence J. Yatch (age 49) joined the Company in October 1991 and served as Vice President of Special Projects and Government Relations until June 1992. Since July 1992, he has served as Vice President of Public Affairs. From April 1988 until joining the Company, Mr. Yatch was a partner in the law firm of Klett, Lieber, Rooney & Schorling.

     George R. Johannes (age 55) joined the Company in October 1992 and served as Executive Vice President-Finance until his resignation in June 1993. From May 1989 until joining the Company, Mr. Johannes was employed by Beazer USA, Inc. as its Executive Vice President-Finance and Chief Financial Officer. From 1986 to May 1989, Mr. Johannes was employed by Gemisys Inc. as its Executive Vice President and Secretary and Chief Financial Officer.

     J. Herbert Gaul, Jr. (age 50) joined the Company in October 1992 and served as Vice President-Finance until his resignation in September 1993. From June 1990 until April 1992, Mr. Gaul was employed by Beazer USA, Inc. as Vice President and Treasurer. From 1989 until 1990, he was employed by Communication Transmission, Inc. as its Chief Financial Officer and Senior Vice President. From 1988 to 1989 he was employed by PLM International, Inc. as its Chief Financial Officer and Vice President-Finance.

          INFORMATION REGARDING THE BOARD OF DIRECTORS AND COMMITTEES

     During 1993 there were fourteen regular and special meetings of the Board of Directors. Each of the incumbent directors attended at least 75% of the total number of meetings of the Board of Directors and of the committees of the Board of Directors on which he served during the period.

     The Board of Directors has established four committees to exercise certain of its functions. The Human Resources Committee reviews the performance of corporate management, makes recommendations with respect to compensation of management and the establishment of employee compensation plans and administers the Company's stock option plans. This committee presently consists of William
E. Moffett, John M. Arthur, Michael J. Peretto and Peter J. Gibbons. This Committee held three meetings in 1993.

     The Audit Committee reviews the Company's financial reporting and accounting practices, recommends the selection of and confers with the Company's independent auditors, and meets with the Company's internal auditors to review the effectiveness of the Company's systems of internal control in order to ascertain that those systems are within acceptable limits of sound practice in such matters. The Audit Committee presently consists of Peter J. Gibbons, John
M. Arthur, William E. Moffett and Michael J. Peretto. This committee held five meetings in 1993.

     The Nominating Committee recommends qualified candidates for election as directors to the Company's Board of Directors. The Committee will consider nominees recommended by stockholders for the 1995 Annual Meeting of Stockholders if received by the Company by November 29, 1994. The Nominating Committee presently consists of John G. Rangos, Sr., John M. Arthur and William E. Moffett. This committee held one meeting in 1993.

     The Special Litigation Committee advises the Board of Directors with respect to the Company's shareholder litigation described below under "Legal Proceedings." The Special Litigation Committee presently consists of William E. Moffett, John M. Arthur, Peter J. Gibbons and Michael J. Peretto. This Committee was formed in 1993 and held nine meetings during the year.

     Each director who is not an officer or employee of the Company is entitled to receive an annual director's fee of $24,000. Each director who is a member of the Human Resources Committee or the Audit Committee receives an additional fee of $3,000 annually for each committee. Each nonemployee director is entitled to receive options for 2,000 shares per year of the Company's Class A Common Stock under the 1991 Stock Option Plan for Non-Employee Directors. The options have a 10-year term, become exercisable one year after the date of grant and have an option price equal to fair market value on the date of grant.

LEGAL PROCEEDINGS

     Between March 18, 1992 and May 7, 1992, various Company shareholders filed twenty-three actions in the United States District Court for the Western District of Pennsylvania asserting federal securities fraud claims and pendent state law claims against the Company, certain of its officers and directors, its former auditors, and the underwriters of its securities (the "Federal Class Action"). The significant part of these actions, as amended and consolidated on November 4, 1992, under the caption In Re: Chambers Development Company, Inc. Shareholders Litigation, Civil Action No. 92-0679, and brought on behalf of a putative class of purchasers of the Company's securities between March 18, 1988 and October 20, 1992, is the allegation that the decrease in the Company's stock price during the period from the Company's March 17, 1992 announcement of a change in accounting method relating to capitalization of certain costs and expenses through its October 20, 1992 announcement of a $362 million reduction in retained earnings as of December 31, 1991, as compared to the amount previously reported, and a restatement of its 1990 and 1989 consolidated financial statements, was caused by the Company's misrepresentation of its earnings and financial condition. One of the original twenty-three complaints, Yeager v. Rangos, et al., C.A. No. 92-1081, also asserts derivative claims on behalf of the Company (which is named as a nominal defendant) for breach of fiduciary duty against certain of its officers and directors and for negligence against its former auditors (the "Federal Derivative Action").

     In addition, three parallel lawsuits have been filed in state courts. Two derivative actions, asserting waste and mismanagement claims on behalf of the Company against certain of its officers and directors, have been filed in the Delaware Court of Chancery for New Castle County (the "Delaware Derivative Actions") and are pending under the caption In Re: Chambers Development Company, Inc. Shareholders Litigation, Consolidated C. A. No. 12508. One purported class action, alleging state securities law and common law claims, has been filed in the Court of Common Pleas of Allegheny County, Commonwealth of Pennsylvania, under the caption Integrated Investments, Inc., et al. v. Chambers Development Company, Inc., et al., No. G.D. 92-7036 (the "State Class Action").

     The complaints in the Federal and State Class Actions allege that the Company, in publicly disseminated materials, intentionally or negligently misstated its earnings during the class period, thereby deceiving the Company's shareholders and others with respect to its growth prospects and profitability. In particular, the plaintiffs allege that the Company's earnings were improperly increased by capitalizing certain costs and expenses in violation of generally accepted accounting principles, in part through the use of a formula which arbitrarily allocated indirect costs and expenses to landfill and development activities. In addition, the plaintiffs allege that the Company had an inadequate information system and failed to maintain the records necessary to support the capitalization of such costs and expenses.

     The Federal Class Action claims assert violations of section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder, section 11 of the Securities Act of 1933 and negligent misrepresentation against the Company. Claims under sections 12(2) and 20(a) of the Securities Act of 1933 have been asserted against the Company's officers and directors who are named as defendants, but not against the Company. The State Class Action asserts similar violations of the Commonwealth of Pennsylvania securities laws. These actions seek to recover damages in an unspecified amount which the class members allegedly sustained by purchasing the Company's securities at artificially inflated prices, as well as related relief.

     The section 11 claims relate to the sale in April 1989 of 2.85 million shares of the Company's Class A Common Stock at $25 per share (equivalent to 5.7 million shares of its Class A Common Stock at $12.50 per share after a subsequent two-for-one stock split), the issuance in September 1989 of $110 million principal amount of the Company's 6 3/4% Convertible Subordinated Debentures Due September 15, 2004 (subsequently converted into Class A Common Stock on or about September 16, 1991 at $21.125 per share), and the sale in June 1991 of 7 million shares of the Company's Class A Common Stock at $24.875 per share, and may be asserted by plaintiffs who, subject to certain conditions, are able to trace their purchases to these offerings. The section 10(b) fraud and negligent misrepresentation claims relate to these three offerings and open market transactions, whether or not the plaintiffs are able to trace their purchases to a specific offering. The Company has been advised by its counsel that the plaintiffs have alleged that the restatement of the Company's 1990 and 1989 consolidated financial statements is an admission that they were materially misstated. However, the Company has also been advised by its counsel that the Company's former auditors and former chief financial officer have contended that the Company's prior consolidated financial statements were fairly presented in accordance with generally accepted accounting principles.

If a plaintiff were to establish that the Company's consolidated financial statements were materially misstated, the Company would be liable for statutorily prescribed damages under section 11 (subject to a causation defense in which the Company bears the burden of proving that some or all of the loss resulted from factors other than the misstatement and subject to the statue of limitations defense) and for damages established by case law under section 10(b) and the common law claims if that plaintiff were able to establish the remaining elements of those claims and the Company had no affirmative defense.

     The Federal Derivative Action and the Delaware Derivative Actions assert, inter alia, that the Company's officers and directors committed acts of waste, mismanagement and breach of fiduciary duty by allegedly instituting or approving the Company's accounting policies relating to capitalization of certain costs and expenses for the purpose of increasing their salaries, fees, stock and other benefits. These actions, which seek recovery of unspecified damages on behalf of the Company, allege that the Company has been damaged because it has become exposed to the risk of an adverse judgment or settlement in the class actions, that it has and will incur costs to defend the class actions, and that it has suffered injury to its reputation.

     The twenty-three separate actions comprising the Federal Class Action have been consolidated, and the plaintiffs have filed amended consolidated class action complaints. On February 23, 1994, the court substantially denied the motions of the Company and its officers and directors to dismiss the complaint in the Federal Class Action. The Company's time to answer the complaint in the Federal Class Action has been extended to April 6, 1994, and the Company's time to respond to the contribution and indemnity cross-claims asserted in the answers of its former auditors and the former Chief Financial Officer has been extended to April 11, 1994. The Company's time to move against or answer the complaint in the Federal Derivative Action has been extended to April 22, 1994.

     The Company's time to answer or move against the complaint in the State Class Action has been extended without date and the court entered an order staying the action indefinitely pending further notice.

     The Company and its officers and directors have moved to dismiss, or alternatively stay, the Delaware Derivative Actions. In November 1992, the Delaware plaintiffs filed an amended consolidated complaint containing supplemental allegations based on the Company's October 20, 1992 announcement. The Company and certain of its officers and directors have been served with a document request in the Delaware Derivative Actions, but an order was entered staying the Delaware Derivative Actions pending the resolution of the Federal Class Action and Derivative Actions. The Company served its initial response to plaintiffs' document request in the Federal Class Action in late 1992, and has commenced document production.

     On March 7, 1994, the plaintiffs filed an amended motion for class certification. Pursuant to the court's February 23, 1994 order, the parties are negotiating a scheduling order for the briefing of the class certification motion. A status/settlement conference before the court is scheduled for April 29, 1994.

     On March 5, 1993, another state court action was filed in the Court of Common Pleas in Allegheny County, Pennsylvania, under the caption Balaban v. Rangos, et al. This action asserts derivative claims on behalf of the Company similar in nature to those asserted in the Federal and Delaware Derivative Actions. The Company's time to answer or move against the complaint has been extended without date.

     The Company intends to defend vigorously each of these actions. In the event that the Company is unsuccessful in its defense, the result would have a material adverse effect on the Company.

     Shortly after the Company's March 17, 1992 announcement of a change in accounting method, the Securities and Exchange Commission (the "SEC") initiated an informal investigation into the possibility that persons or entities had traded in the Company's securities on the basis of inside information prior to the announcement and with respect to the Company's accounting policies concerning capitalization and the accuracy of its financial statements. On September 30, 1992, a formal order of investigation was issued by the SEC with respect to potential violations by the Company and others of sections 10(b) and 13(a) and (b) of the Securities Exchange Act of 1934 and various rules promulgated thereunder. The Company is cooperating with the investigation through the production of documents and by providing witnesses pursuant to the SEC's request.

     The American Stock Exchange and the Chicago Board of Options Exchange are conducting investigations into trading activity on their respective exchanges in the Company's securities and in put options on the Company's securities prior to the March 17, 1992 announcement.

     On December 4, 1992, the Company was served with a grand jury subpoena out of the United States District Court for the Eastern District of New York seeking production of public filings and reports disseminated to its shareholders, documents referring to the preparation of its financial statements and other materials. The Company has responded to the subpoena by producing documents. The grand jury investigation is ongoing and it appears to be focusing on issues similar to those raised by the civil litigation and the SEC investigation described above.

     The Company is cooperating with each of the investigations referred to in the three preceding paragraphs.

                    REPORT OF THE HUMAN RESOURCES COMMITTEE

     As members of the Human Resources Committee of Chambers Development Company, Inc. (the "Committee"), it is our duty to review the annual compensation paid to the Chief Executive Officer and each of the other executive officers of the Company and to administer the Company's various incentive plans, including its stock option plan and its management incentive compensation plan. This report relates to the compensation paid to the Chief Executive Officer and the other executive officers of the Company during the year ended December 31, 1993.

COMPENSATION POLICY AND OBJECTIVES

     The compensation policy of the Company, which is endorsed by the Committee, is that a substantial portion of the annual compensation of each executive officer is based upon his individual contribution to the Company and the function for which he is responsible. This is particularly applicable with respect to the determination of the base salary of executive officers. The Company has retained the services of Hay Management Consultants ("HMC"), a compensation consulting firm, to assist the Committee in connection with the performance of various of its duties. The Committee currently evaluates various factors utilized by HMC in reviewing certain aspects of management's compensation. Members of the Committee also review compensation, such as surveys provided by HMC and others. The basis for determining the relative values of the Company's various executive officers has been and will continue to be a combination of market pricing to attract and retain talented and dedicated individuals, the Committee's subjective evaluation of the officers' professional contributions and the relative internal importance of the position, as ranked through the HMC job evaluation system, with subjective evaluation and market pricing being the more dominant influences.

BASE SALARY OF THE PRESIDENT AND CHIEF EXECUTIVE OFFICER

     John G. Rangos, Sr.'s base salary for 1993, as President and Chief Executive Officer, was based principally upon the Committee's subjective perception of Mr. Rangos, Sr.'s organizational responsibilities, contributions and experience and the commitment which Mr. Rangos, Sr. made towards the growth and development of the Company. Mr. Rangos, Sr.'s base salary for 1992 and 1993 was approved by the Committee in November 1991, and was subsequently reduced pursuant to the Company's salary reduction program described below.

MANAGEMENT INCENTIVE COMPENSATION FOR EXECUTIVE OFFICERS

     Under the Company's management incentive compensation plan for its key managerial personnel, in which approximately 150 employees are eligible to participate, bonuses are paid based on the officer's performance and the performance of the Company. A separate program was established by the Committee in 1991 with respect to Mr. Rangos, Sr., and is described below.

     Currently all of the senior executive officers, other than Mr. Rangos, Sr., are eligible to participate in the management incentive compensation plan. The purpose of the management incentive plan is to:

     - Focus key management's efforts on performance which will increase the value of the Company to its stockholders;

     - Align the interests of key management with those of the stockholders;

     - Provide a highly competitive short-and long-term incentive and capital accumulation opportunity;

     - Provide a significant retention incentive for selected key managers; and

     - Develop a sense of teamwork, participation and partnership at all organizational levels.

The plan provides for a cash bonus based on the performance of the Company and the individual during a twelve month performance cycle. The Company goals consist of developmental progress as measured by operating objectives, targeted levels of return on equity and total stockholder return (measured by stock price performance and dividend yield) compared to the total stockholder return achieved by peer companies.

     The Company's performance, for purposes of compensation decisions, is measured under the management incentive compensation plan against goals established prior to the start of the fiscal year by the Committee and is reviewed and approved by the Committee. No executive officer received incentive compensation awards in 1993, other than awards of $65,000 to William Rodgers, Jr., and $20,000 to Lawrence J. Yatch.

INCENTIVE COMPENSATION FOR THE PRESIDENT AND CHIEF EXECUTIVE OFFICER

     Prior to 1991, in determining incentive compensation for John G. Rangos, Sr. as President and Chief Executive Officer during 1993, the Committee examined on a subjective basis the individual performance of Mr. Rangos, Sr. and the performance of the Company. In 1991 the Committee established a separate incentive compensation plan for Mr. Rangos, Sr. which provided for stock and cash bonuses based on corporate performance goals relating to earnings per share and return on average equity. This plan provided for an annual potential bonus of up to 50,000 shares of Common Stock, plus cash equal to all federal, state and local income taxes due and payable as a result of the distribution of the shares of stock. Based upon the criteria in this program, John G. Rangos, Sr. was not paid an incentive compensation award for the years 1992 or 1993.

STOCK OPTION PLANS

     The purpose of the Company's 1988 Stock Option Plan and its 1993 Stock Incentive Plan (collectively the "Plan") is to focus on key individuals who, in the judgment of the Committee, can be expected to contribute to the management and growth of the Company. Additionally, in concert with the Company's compensation philosophy, the purposes of the Plan are to:

     - Align the interests of key individuals with those of the stockholders;

     - Develop a sense of teamwork, participation and partnership at all organizational levels; and

     - Provide a significant retention compensation element.

     During 1993, the Committee consulted with Towers Perrin ("TP") in considering stock option grants to each of the executive officers of the Company under the Plan.

     The Committee worked with TP, and TP met with key executives to develop a comprehensive understanding of current organizational business and compensation objectives. TP reviewed on an individual-by-individual basis the proposed awardee's current salary and organizational level in the context of the proposed award. These levels were then compared to competitive standards based upon TP's studies and surveys. TP also considered these factors in formulating the basis for the proposed stock option awards to be used for recruitment and retention purposes, in conjunction with established individual award guidelines, organizational responsibility, past practice and, where appropriate, demonstrated performance. TP additionally reviewed the vesting schedule utilized for recruitment and retention purposes as contrasted with the vesting schedule for ongoing Plan award purposes. Finally, TP studied the Plan itself, including shares reserved for the Plan as a percentage of total outstanding shares and the proposed awards compared to Institutional Shareholder Services, Inc.'s annual dilution guidelines.

     In October 1993, following consultation with TP, the Company adopted the use of the Black-Sholes method in the determination of the size of stock option awards. Officers received stock options which were based on their organizational responsibilities and positions within the Company. In determining the stock option grants, the Company considered a total compensation philosophy and objectives which took into consideration base salaries, short-term incentives, long-term incentives and benefits. As part of this integrated approach, it was agreed that emphasis should be placed upon providing selected individuals with long-term incentives through the utilization of the Plan.

     Given the business challenges facing the Company, John G. Rangos, Sr., John
G. Rangos, Jr., and Alexander W. Rangos did not receive awards in 1993 under the Plan.

     The Company believes that stock options granted under the 1993 Stock Incentive Plan qualify as "performance-based compensation" under the new Section 162(m) of the Internal Revenue Code and the Company does not currently anticipate that it will be affected by the limitation under Section 162(m) on deduction of executive compensation. However, the Company entered into employment contracts with several key executives prior to the enactment of
Section 162(m), and if the executives received the severance benefits provided under the terms of the employment contracts, Section 162(m) could be applicable. The Company is currently studying the new $1 million compensation deduction limitation under Section 162(m) and will report in the future on the feasibility of compliance. Currently no executive officer is expected to receive more than $1 million in compensation in 1994.

1992 SALARY REDUCTION PROGRAM

     Effective May 1, 1992, the Company implemented a management salary reduction program which affected all management employees, including executive officers who receive a base compensation of $70,000 and above. The Company believed that all members of management should participate in the Company's comprehensive cost reduction effort. The management salary reduction program mandated that all employees with a base salary of over $70,000 undergo a 10% reduction of salary over $70,000 up to $100,000. Base salary between $100,000 and $200,000 was reduced by 15%, and base salary of more than $200,000 was reduced by 20%.

     In November 1992, the Company, in its continuing effort to enhance its competitive capabilities within the market place, made a temporary adjustment in the administration of compensation guidelines by freezing compensation to salaried personnel. The temporary compensation policy changes mandated that no merit increases would be granted to any such employees for a period of one year. In February 1994, the Committee authorized the resumption of merit increases, retroactive to December 20, 1993.

                                         Human Resources Committee

                                         William E. Moffett, Chairman
                                         John M. Arthur
                                         Peter J. Gibbons
                                         Michael J. Peretto
March 16, 1994

                           COMPANY STOCK PERFORMANCE

     The following graph and table compare the cumulative total returns (assuming reinvestment of dividends) for the five years ended December 31, 1993 of $100 invested on December 31, 1988 in each of the Company's Class A Common Stock, the Standard & Poor's 500 Stock Index and the Standard and Poor's Pollution Control Index:

                  COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN

  AMONG CHAMBERS CLASS A COMMON STOCK, THE S&P 500 INDEX AND THE S&P POLLUTION
                                 CONTROL INDEX

                                   CHAMBERS                        S & P
      MEASUREMENT PERIOD            CLASS A                      POLLUTION
    (FISCAL YEAR COVERED)        COMMON STOCK      S & P 500      CONTROL
1988                               100             100             100
1989                               155             132             161
1990                               175             128             144
1991                               310             166             169
1992                                63             179             170
1993                                37             197             124

         HUMAN RESOURCES COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     In their capacities as consultants to the Company, Messrs. William E. Moffett and John M. Arthur, who are also members of the Company's Board of Directors, received $144,000 and $30,000, respectively, for consulting services rendered during 1993. Mr. Moffett performs consulting services for the Company in public affairs and marketing of special waste services. Mr. Arthur performs consulting services for the Company in the marketing of special waste services.

     Messrs. Arthur and Moffett are not current or former officers or employees of the Company or any of its subsidiaries. Mr. Michael J. Peretto served as Vice President--Special Projects of the Company until his retirement in 1989.

                             EXECUTIVE COMPENSATION

     The following table sets forth the aggregate remuneration paid or accrued during the years ended December 31, 1993, 1992 and 1991 for the chief executive officer and the other four executive officers of the Company at December 31, 1993 (the "Named Executives") who were most highly compensated during 1993.

                           SUMMARY COMPENSATION TABLE

                                                                                            LONG-TERM
                                                                                           COMPENSATION
                                                                                          --------------
                                                                                              AWARDS
                                                                                           ------------
                                      ANNUAL COMPENSATION                                   SECURITIES
                                  ---------------------------       OTHER ANNUAL            UNDERLYING
  NAME AND PRINCIPAL POSITION     YEAR   SALARY($)  BONUS($)(1)  COMPENSATION($)(2)         OPTIONS (#)
                                  ----   --------   ---------    ------------------    --------------------
John G. Rangos, Sr.               1993   $662,000    $     0            $ 0                        0
  Chairman and                    1992    709,769          0              0                        0
  Chief Executive Officer         1991    588,461          0                                       0
John G. Rangos, Jr.               1993    282,000          0              0                        0
  Vice Chairman-                  1992    339,144          0              0                        0
  Administration and              1991    357,759          0                                  25,000
  Technology, and Secretary
Alexander W. Rangos               1993    282,000          0              0                        0
  President and Chief             1992    339,144          0              0                        0
  Operating Officer               1991    393,566          0                                  25,000
William Rodgers, Jr.              1993    203,831     65,000              0                   30,000
  Senior Vice President           1992    188,231          0              0                   40,000
  and Chief Financial Officer     1991     60,000     10,000                                       0
Lawrence J. Yatch                 1993    174,900     20,000              0                   15,000
  Vice President-                 1992    172,731     10,000              0                   17,000
  Public Affairs                  1991     40,846     14,608                                       0

- ---------

(1) Amounts shown represent cash bonuses and are included in the year earned, with the exception of $10,000 of the bonus paid to Lawrence J. Yatch in 1993, which was attributable to anticipated service in 1994.

(2) Disclosure of information for years prior to 1992 is not required.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     In February 1993, the Company entered into employment agreements with eight current key executives: William Rodgers, Jr., Senior Vice President; Jack D. Weertman, Senior Vice President of Operations; Peter V. Morse, Senior Vice President of Marketing and Development; Edward N. Durand, Vice President and General Counsel; David J. Feals, Vice President and Corporate Controller; Ronald
H. Jones, Vice President and Treasurer; Lawrence J. Yatch, Vice President of Public Affairs; and Joseph G. Stotlemyer, Vice President-Support Services. The agreements provide for the continued employment of such executives for a period of two years with provisions for continued one year renewals. As of the date of this proxy statement, the Company has not renewed the agreements, but has proposed renewal on substantially similar terms following the February 1995 expiration of the original agreements. The employment agreements contemplate that until February 1995, such executives would continue to be employed in capacities commensurate with their capacities as of February 1993 and compensated at their highest rate of compensation since February 1993. The employment agreements contemplate, further, that in the event the executive's employment is terminated (a) by the executive because either he has not been employed in a commensurate capacity or he has not been commensurately compensated or (b) by the Company other than for just cause, the executive would be entitled to receive the salary and the average bonus under the Management Incentive Compensation Plan that he would have received through the remainder of the two-year period had his employment with the Company not terminated. The agreements also provide that the executive shall be entitled to three years' compensation if a change in control occurs and the executive is not offered employment with the successor Company on essentially commensurate terms.

     The following table sets forth the annual compensation provided for in the employment agreements with the eight key executives referenced above and the compensation to be provided upon termination of employment or a change in control.

                                                          TERMINATION OF
                           EXECUTIVE                        EMPLOYMENT      CHANGE IN CONTROL
        William Rodgers, Jr............................      $675,000           $1,210,950
        Jack D. Weertman...............................       675,000            1,210,950
        Peter V. Morse.................................       675,000            1,210,950
        Edward N. Durand...............................       570,237            1,023,005
        Lawrence J. Yatch..............................       524,700              836,722
        David J. Feals.................................       438,210              786,148
        Ronald H. Jones................................       375,000              598,000
        Joseph G. Stotlemyer...........................       352,701              632,745
        George R. Johannes(1)

- ---------

(1) By letter delivered on June 24, 1993, George R. Johannes submitted his resignation as Executive Vice President-Finance of the Company. In that letter Mr. Johannes asserted that he was terminating his employment on the grounds that it was his opinion that his duties, status and responsibility had been diminished. On July 23, 1993, Mr. Johannes filed a demand for arbitration, claiming approximately $1,200,000 in severance benefits pursuant to employment agreements dated October 6, 1992, and February 3, 1993. The arbitration hearing is scheduled for late March 1994. The Company believes it has meritorious defenses to Mr. Johannes' claim and it intends to defend vigorously against the claim.

     The Company also has entered into an employment agreement with one other executive, Allan D. Pass. The agreement with Dr. Pass provides for a five-year term of employment commencing in September 1991 at an annual base salary of $175,000; if the agreement is terminated by the Company without due cause, Dr. Pass is entitled to be paid his base salary through the remainder of the term.

     The following table sets forth information concerning stock options granted to the Named Executives under the Company's stock option plans during the year ended December 31, 1993.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                        INDIVIDUAL GRANTS                                     POTENTIAL REALIZABLE
                        ---------------------------------------------------------------------------------       VALUE AT ASSUMED
                           NUMBER OF                                                                            ANNUAL RATES OF
                           SECURITIES                 % OF                                                     STOCK APPRECIATION
                           UNDERLYING            TOTAL OPTIONS           EXERCISE OR BASE                       FOR OPTION TERM
                            OPTIONS                GRANTED TO                 PRICE            EXPIRATION     --------------------
        NAME             GRANTED(#)(1)         EMPLOYEES IN 1993            ($/SH)(2)             DATE          5%          10%
- --------------------    ----------------     ----------------------     ------------------     ----------     -------     --------
John G. Rangos, Sr.              --                     --                        --                   --          --           --
John G. Rangos, Jr.              --                     --                        --                   --          --           --
Alexander W. Rangos              --                     --                        --                   --          --           --
William Rodgers, Jr.         30,000                   6.2%                    $ 4.03             12/21/03     $76,000     $192,800
Lawrence J. Yatch            15,000                    3.1                      4.03             12/21/03      38,000       96,400

- ---------

(1) The options have a maximum term of ten years, subject to earlier termination in certain events related to termination of employment, and become exercisable in cumulative annual increments of 25% each year commencing one year after the date of grant.

(2) The exercise price and tax withholding obligations related to exercises may be satisfied by the delivery to the Company of cash or previously owned shares of the Company's Class A Common Stock.

     The following table sets forth information concerning stock options exercised during the year ended December 31, 1993, and unexercised options at December 31, 1993, for each of the Named Executives.

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                        AND 1993 YEAR-END OPTION VALUES

                                                                                                      VALUE OF UNEXERCISED
                                                              NUMBER OF UNEXERCISED OPTIONS           IN-THE-MONEY OPTIONS
                                                                    AT 1993 YEAR END                 AT 1993 YEAR END ($)(1)
                        SHARES ACQUIRED         VALUE        -------------------------------     -------------------------------
        NAME             ON EXERCISE(#)      REALIZED($)      EXERCISABLE      UNEXERCISABLE      EXERCISABLE      UNEXERCISABLE
- --------------------    ----------------     -----------     -------------     -------------     -------------     -------------
John G. Rangos, Sr.             0                  0                 --                --               0                   0
John G. Rangos, Jr.             0                  0             82,000            25,000               0                   0
Alexander W. Rangos             0                  0             82,000            25,000               0                   0
William Rodgers, Jr.            0                  0              4,000            70,000               0                   0
Lawrence J. Yatch               0                  0              3,000            29,000               0                   0

- ---------

(1) Based on the market value of underlying securities at December 31, 1993, less the exercise price.

                INTEREST OF MANAGEMENT IN MATERIAL TRANSACTIONS

     On November 14, 1985, John G. Rangos, Sr., John G. Rangos, Jr. and Alexander W. Rangos, doing business as Synergy Associates, completed the private placement of a $3,000,000 Allegheny County Industrial Development Variable Rate Demand Note, initially bearing interest at a floating rate equal to 63% of the prime interest rate of PNC Bank, to finance the conversion of existing property into the current headquarters of the Company. The lender has agreed not to exercise its right to demand payment before November 1, 1994. Synergy Associates is directly liable on the instrument, which is secured by the property, but the Company, as the tenant of the facility, was required by the lender to guarantee the financing. The guarantee was dictated by the conditions of this particular financing, and the Company does not expect to guarantee obligations of stockholders and officers as a general matter. Under the lease, which was entered into in December 1986, Synergy Associates passed through to the Company certain federal income tax credits. Through March 1987, it was determined that the amount of such tax credits passed through to the Company exceeded $500,000. Because the amount of these tax credits substantially exceeded the expectations of the parties at the time the lease was entered into, the Company agreed to modify the lease to provide to Synergy Associates the option, exercisable at any time, to have the Company prepay the twentieth year's rent in an amount equal to the rent that is due in the year in which the option is exercised. This option was exercised in April 1988. The lease provides for a renewal term of ten years, following the expiration of the initial twenty-year term. This long-term leasing arrangement and guarantee by the Company of the financing discussed above were approved by a majority of the disinterested directors of the Company on November 1, 1985. The cost to the Company as lessee, including the cost of construction paid for by the Company, is approximately $19.18 per square foot per year, based upon 57,238 square feet of rented space. The lease provides for annual rent increases based upon inflation, increases in insurance costs and real estate taxes, and changes in the debt service costs to Synergy Associates.

     In September 1989, the Board of Directors authorized a program supporting the purchase of the common stock of the Company by officers, which provided for a guarantee by the Company of the payment of amounts due pursuant to loans made by Dollar Bank, Federal Savings Bank, to certain persons then serving as officers of the Company, William R. Nelson, Edward N. Durand, Frank D. Hutchinson, Dale O. Nolder, Jr., John J. Cushma and Joseph G. Stotlemyer, and one of its advisors, Martin G. Hamberger. In August 1990, the Board of Directors authorized the guarantee by the Company of payments of amounts due pursuant to a loan made by Dollar Bank to Richard A. Knight. The proceeds of such loans were mandated to be used by such persons to acquire shares of the common stock of the Company. The program required that all persons pledge the shares of their stock as collateral for the Company's guarantee of their loans. Messrs. Hutchinson, Hamberger, Knight, Nelson and Nolder are no longer employed by the Company as officers. The Company was released from its guaranty upon the repayment of the loans by Messrs. Hutchinson and Hamberger. During 1992, the Company purchased at par from Dollar Bank the notes owing from Messrs. Knight, Nelson, Durand, Nolder, Cushma and Stotlemyer, and currently holds the notes from those individuals. The aggregate amount of such notes is $1,680,000.

     On July 8, 1993, the Company entered into a purchase option with John G. Rangos, Sr., to acquire approximately 68.45 acres of land which are contiguous to the Company's Monroeville landfill in Pennsylvania. The option, which extends through December 31, 1996, and for which Mr. Rangos was paid $87,000, grants to the Company the right to purchase the property for a consideration of $2,982,000. An independent appraisal of the property in June 1993 indicated a fair market value of $2,982,000. Mr. Rangos currently owns an undivided 70% interest in the property and holds an option to acquire the remaining 30% undivided interest from, among others, Michael J. Peretto, a director of the Company. If the option is exercised, the property would be intended for use as expanded disposal area for the Company's Monroeville landfill. Also on July 8, 1993, the Company entered into an agreement of sale with Mr. Rangos for the purchase from him of two parcels of land used in connection with the Monroeville landfill and consisting of a total of approximately 1.2 acres, for a total consideration of $34,000. An independent appraisal of these parcels indicated a fair market value of $34,000. Each of these transactions was approved by a majority of the disinterested directors of the Company.

                            STOCKHOLDERS' PROPOSALS

     In order to be considered for inclusion in the Company's proxy statement and form of proxy for the 1995 Annual Meeting of Stockholders, any stockholder proposal intended to be presented at the 1995 Annual Meeting must be received by the Secretary of the Company, at 10700 Frankstown Road, Pittsburgh, Pennsylvania 15235, not later than November 29, 1994.

                                 OTHER MATTERS

     As of the date of this Proxy Statement, management does not intend to present to the meeting, and has no knowledge that others will present, any matters other than the matters set forth in the Notice of 1994 Annual Meeting of Stockholders. If any other matters should properly come before the meeting, the persons named in the accompanying form of proxy will vote on such matters in accordance with their own judgment. The holdings by the officers and directors of the Company as a group of the outstanding voting securities of the Company are such that the adoption of the foregoing proposals of management described in this Proxy Statement is reasonably assured, in that management intends to vote in favor of each proposal.

                              INDEPENDENT AUDITORS

     Deloitte & Touche served as the independent auditors for the Company for the years ended December 31, 1991, 1992 and 1993 and will continue in that capacity for the year 1994. A representative of Deloitte & Touche will be present at the 1994 Annual Meeting of Stockholders. It is not expected that such representative will make a statement at the meeting, but he will have an opportunity to make a statement if he so desires and will be available to respond to appropriate questions from stockholders.

                                    GENERAL

     Proxies in the form enclosed are solicited by or on behalf of the Board of Directors of the Company. The Company will bear the cost of preparing, assembling and mailing material in connection with this solicitation of proxies and may reimburse persons holding stock in their names or those of their nominees for their expense in sending solicitation material to their principals.

     It is important that proxies be returned promptly. Therefore, stockholders are urged to sign, date and return the enclosed proxy in the attached stamped and addressed envelope.

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1993, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE FURNISHED, WITHOUT CHARGE, TO ANY STOCKHOLDER UPON WRITTEN REQUEST MAILED TO:
WILLIAM RODGERS, JR., SENIOR VICE PRESIDENT, CHAMBERS DEVELOPMENT COMPANY, INC., 10700 FRANKSTOWN ROAD, PITTSBURGH, PENNSYLVANIA 15235.

                                                                    COMMON STOCK


                      CHAMBERS DEVELOPMENT COMPANY, INC.
                            10700 FRANKSTOWN ROAD
                             PITTSBURGH, PA 15235

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


        The undersigned hereby appoints John G. Rangos, Sr., and John G. Rangos, Jr., as attorneys and proxies, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side hereof, all the shares of Common Stock of Chambers Development Company, Inc. held of record by the undersigned on March 18, 1994, at the Annual Meeting of Stockholders of the Company to be held at the Embassy
Suites Hotel, Columbia, South Carolina on May 4, 1994 at 9:00 a.m., local time, or any adjournment thereof, upon the matters described in the Notice of such Annual Meeting and Proxy Statement dated March 28, 1994, receipt of which is hereby acknowledged, and, in their discretion, upon any other business that may properly come before the Meeting.

        THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE, BUT IF NO SPECIFICATION IS MADE, THE PROXIES INTEND TO VOTE FOR THE ELECTION OF THE NOMINEES LISTED IN THE PROXY STATEMENT.


                      Continued and to be signed and dated on the reverse side.

1. ELECTION OF DIRECTORS        [  ]  FOR the nominees        [  ]  WITHHOLD AUTHORITY to vote      [  ]  EXCEPTIONS*
                                      listed below                  for all nominees listed below


John G. Rangos, Jr. (to be elected for a three year term by both the holders of
                    Class A Common and of Common Stock, voting as a single class)

INSTRUCTION: To withhold authority to vote for any individual nominee, mark the
             Exceptions box and write the nominee's name on the line below.

*EXCEPTIONS  __________________________________________________________________


This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.

                                                 Address Change            [  ]
                                                 and/or Comments Mark Here

                 PROXY DEPARTMENT
                 NEW YORK, N.Y. 10203-0765


                             Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                             Dated________________________________________,1994

                             __________________________________________________
                                                 Signature

                             __________________________________________________
                                            Signature, if held jointly


                             VOTES MUST BE INDICATED
                             (x) IN BLACK OR BLUE INK.    [  ]



SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

                                                           CLASS A COMMON STOCK


                      CHAMBERS DEVELOPMENT COMPANY, INC.
                            10700 FRANKSTOWN ROAD
                             PITTSBURGH, PA 15235

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


        The undersigned hereby appoints John G. Rangos, Sr., and John G. Rangos, Jr., as attorneys and proxies, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side hereof, all the shares of Class A Common Stock of Chambers Development Company, Inc. held of record by the undersigned on March 18, 1994, at the Annual Meeting of Stockholders of the Company to be held at the Embassy Suites Hotel, Columbia, South Carolina on May 4, 1994 at 9:00 a.m., local time, or any adjournment thereof, upon the matters described in the Notice of such Annual Meeting and Proxy Statement dated March 28, 1994, receipt of which is hereby acknowledged, and, in their discretion, upon any other business that may properly come before the Meeting.

        THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE, BUT IF NO SPECIFICATION IS MADE, THE PROXIES INTEND TO VOTE FOR THE ELECTION OF THE NOMINEES LISTED IN THE PROXY STATEMENT.


                      Continued and to be signed and dated on the reverse side.

1. ELECTION OF DIRECTORS        [  ]  FOR the nominees        [  ]  WITHHOLD AUTHORITY to vote      [  ]  EXCEPTIONS*
                                      listed below                  for all nominees listed below


John G. Rangos, Jr. (to be elected for a three year term by both the holders of
                    Class A Common and of Common Stock, voting as a single class)
William E. Moffett  (to be elected for a three year term by the holders of Class
                    A Common Stock)

INSTRUCTION: To withhold authority to vote for any individual nominee, mark the
             Exceptions box and write the nominee's name on the line below.

*EXCEPTIONS  __________________________________________________________________


This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.

                                                 Address Change            [  ]
                                                 and/or Comments Mark Here

                 PROXY DEPARTMENT
                 NEW YORK, N.Y. 10203-0765


                             Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                             Date________________________________________, 1994

                             __________________________________________________
                                                 Signature

                             __________________________________________________
                                            Signature, if held jointly


                             VOTES MUST BE INDICATED
                             (x) IN BLACK OR BLUE INK.    [  ]



SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE